CONSULTING SERVICES AGREEMENT

     The parties to this agreement are the following:

Consultant: Paradigm Health Care Marketing Inc., Mr. Dominic Romagnuolo,

51 Derezzet Ct. Richmond Hill, Ontario Canada L4C 0C6

Client: Advanced Medical Systems Inc., P.0. Box 42771, Las Vegas, NV. 89116

     The consultant will consult with and advise in the following matters: Sales and Marketing matters of the business of AMS, and any mutually agreed upon tasks required by client.


FEES and EXPENSES:

     The consultant's fee for the above services will be is $3,500 USD per month, based upon an estimated duration of six months, with the option of renewal, by mutual agreement.

Expenses authorized by client will be reimbursed upon receipt of the invoice incurred in pursuit of the business of client.

CONSULTING CONDITIONS:

Upon suitable financing or increased sales that can afford AMS the financial ability to offer employment in lieu of a consulting agreement, an offer will be made to the consultant for an employment position as Vice President of Sales &

Marketing. This issue will be discussed in full between the parties until a satisfactory arrangement is agreed upon.

If no agreement is reached, either party has the right to terminate the consulting agreement with 30 days notice.


Signed under seal this 23rd day of July, 2001.

Consultant /s/ Dominic Romagnuolo            Client /s/ Peter George
          ----------------------------             ----------------------------
Paradigm Health Care Marketing Inc.          Advanced Medical Systems Inc,
Mr. Dominic Romagnuolo                       Peter George

                       NON-DISCLOSURE AND NON-COMPETITION
                       ----------------------------------
                                    AGREEMENT
                                    ---------

This Agreement is made and entered into on this 23 day of July, 2001 by and between Advanced Medical Systems, Inc., and

Mr. Dominic Romagnuolo AKA: Paradiam Health Care Marketing Inc.

     ("SIGNATORY" OR "SIGNATORIES")

1. This is to confirm that each of the named SIGNATORIES separately and individually, and their associates, hereby agree that he/she or his/her corporation, divisions, subsidiaries, employees, agents, or consultants will not make any contract with, deal with, or otherwise involve any transaction with any prospects, buyers, suppliers, contract manufacturers, customers, institutions, trusts, corporate or individuals, or sellers introduced by Advanced Medical Systems or its associates, without the express written permission of Advanced Medical Systems. This Agreement is also effective for the SIGNATORIES heirs, assignees, and designees.

2. By signature below and execution of this Agreement, each of the named SIGNATORIES, separately and individually, and their associates confirm that any corporation, organization, firm, company, or individual of which the signer is part to, member of, principal agent for, employee, or otherwise would benefit financially from an association, is bound by this Agreement.

3. This Agreement is a perpetuation agreement from the date affixed below or until mutually terminated by the parties hereto and is to be applied to any and all transactions entertained by the SIGNATORIES, as well as to the initial transaction, regardless of the success of the contact. The SIGNATORIES hereby confirm that the identities, customers, banks, institutions, corporations, individuals, and/or trusts, customers, buyers or sellers, are currently the property of Advanced Medical Systems and shall remain so for the duration of this Agreement.

     Any controversy or claim arising out of or relating to this Agreement, or breach thereof, and which is not settled between the parties themselves, shall be settled by arbitration in accordance with the below statutes with hearings to take place in the County of Orange, State of California, United States of America, in any court having jurisdiction thereof, including the award of all court costs, attorney fees, and other charges and damages deemed fair by the Arbitrator(s). This contract is subject to Arbitration pursuant to the Federal Arbitration Act (U.S.C. Section 1, etc. seq.) and/or the 1958 convention of the recognition and enforcement of Foreign Arbitral Award, 9 U.S.C. Section 201 et. seq.

4. The SIGNATORIES hereby agree to keep completely confidential the names of any customers, banks, lending institutions, corporations, organizations, individuals or groups of individuals, buyers, sellers, introduced by Advanced Medical Systems or its associates. Such identity shall remain confidential during the applicable transaction(s) and during the duration of the Agreement, and shall include any telephone numbers, addresses, telex numbers, et al. Such information is considered the property of Advanced Medical Systems and the SIGNATORIES hereby agree individually and separately not to disclose or circumvent this Agreement. Any controversy or claim arising out of, or relating to any part of this provision, or breach thereof, and which is not settled between the parties themselves, shall be settled in accordance with the above written statutes, which hearings to take place in the County of Orange, State of California, United States of America, and judgment upon the award to the injured parties, their heirs, assignees, and their designees for the full amount for the remuneration, plus all court costs, attorney fees, and other charges and damages deemed fair by the Arbitrator.

5. It is understood that this Agreement is the reciprocal one between the parties concerning their privileged information, intellectual property and contracts.

6. It is also understood that a party cannot be considered or adjudged to be in violation of this Agreement when the violation is due to situations beyond his control; some examples being Acts of God, civil disturbances, theft, or another's connections or associates having prior knowledge or possession of privileged information or contact(s) without the intervention or assistance of the SIGNATORY. Essentially, the spirit of this Agreement is one of mutual trust and confidence and reliance upon each other to do what is fair and equitable.

7. During the term of this agreement and for a period to the extent of three years or that allowable by law after its termination, the SIGNATORIES hereto shall not directly or indirectly engage in the business of making, using, or selling of those items, ideas, or concepts of Advanced Medical Systems disclosed to them as proprietary items of Advanced Medical Systems, or solicit business from, divert business from, or attempt to compete by other methods of engaging in the business of Advanced Medical Systems in making, using, and selling said proprietary items, ideas, or concepts disclosed hereunder. The SIGNATORIES hereto hereby waive defenses against an action for injunctive relief by Advanced Medical Systems in any instance of a breach hereof by the SIGNATORIES hereto. Likewise, Advanced Medical Systems also agrees to the same terms listed in this paragraph as the SIGNATORIES.

8.   This agreement may be executed in counterpart by the parties hereto:

ADVANCED MEDICAL STEMS INC.
---------------------------




By: /s/ Nicholas George                 Dated:   8/8/01
   ------------------------------------       --------------
   Title: President




SIGNATORIES:

By: /s/ Dominic Romagnuolo              Dated:
   ------------------------------------       --------------
By:                                     Dated:
   ------------------------------------       --------------
By:                                     Dated:
   ------------------------------------       --------------





                                        3